SECURITIES PURCHASED DURING AN UNDERWRITING
"INVOLVING LEBENTHAL & CO., INC. SUBJECT TO RULE 10f-3"
UNDER THE INVESTMENT COMPANY ACT OF 1940


"For the six months ended November 30, 2001"



						Trade	 Settle     Price
Portfolio		Security		Date	 Date	    Per Share

NY Muni Bond Fund	Triborough 5.0% 1/1/27	7-Nov-01 15-Nov-01  $99.005
			NY Bridge & Tunnel


Par Value     Face Amount   %ofOffering(1)	%ofPortfolio	  Broker
Purchased by  Purchased by  Purchased by	Total Assets	Bear Stearns
Port.	      Port.	    Port.*	       	(3%Max**)
" $1,000,000 "  " $990,050 "  0.09%		 0.65%
" $1,000,000 "  " $990,050 "  0.09%		 0.65%


(1)Amount of total offering was: " $1,125,720,000 "


NY Muni Bond Fund	Met 5.0% 11/15/31	 16-Nov-01 4-Dec-01  $98.018
			Transit Authority


Par Value     Face Amount   %ofOffering(1)	%ofPortfolio	  Broker
Purchased by  Purchased by  Purchased by	Total Assets	Paine Webber
Port.	      Port.	    Port.*	       	(3%Max**)
" $250,000 "  " $245,045 "  0.05%		 0.16%
" $250,000 "  " $245,045 "  0.05%		 0.16%


(1)Amount of total offering was: " $554,105,000 "

















Notes:
*Purchases by all Portfolios in aggregate may not exceed the greater of (i) 25% of the principal amount of the offering.

**Purchase may not exceed 3% of Portfolio's total assets